EXHIBIT 99.1

May 8, 2014
FOR IMMEDIATE RELEASE

WaferGen Bio-systems Reports Strong Revenue Growth for Q1 2014

Solid Execution Across SmartChip and Apollo Product Lines
Company Increases Full Year 2014 Revenue Guidance from over $5 million to over $6 million

FREMONT, Calif., May 8, 2014 /PRNewswire/ -- WaferGen Bio-systems, Inc. (OTCQB: WGBS) announced today its financial results for the first quarter ended March 31, 2014.

Key Highlights

•	Revenue for the first quarter of 2014 was $1.4 million, up 687% year over year

•	Revenue for the first quarter of 2014 was 7.7% higher than the total revenue for fiscal year 2013

•	Net loss for the first quarter of 2014 was $2.5 million, compared to a net loss of $3.8 million in the first quarter of 2013

•	Cash balance at March 31, 2014 of $6.4 million

Total revenue for the first quarter of 2014 was $1.4 million, up 687% from $179,000 in the first quarter of 2013.  Net loss for the first quarter of 2014 was $2.5 million, compared to a net loss of $3.8 million in the first quarter of 2013. The net loss reduction was primarily due to an increase in revenue of $1.2 million resulting in an increase in gross profit of $686,000 and a $1.6 million improvement in other income and expenses as a result of reduced interest expense and changes in derivative valuations, offset by a $1.0 million increase in operating expenses.

“We had a strong revenue performance in the first quarter across our product lines with a diverse customer base.  The rapid increase in adoption of our SmartChip platform was augmented by sales of the newly acquired Apollo business.” said Ivan Trifunovich, President and CEO of WaferGen.  He added, “As previously disclosed, on January 6, 2014, we acquired substantially all of the assets of IntegenX’s product line used in library preparation for NGS, including the Apollo 324TM instrument and PrepXTM reagents, which clearly put us in a strong competitive position.  In fact, the first quarter revenue was almost 8% higher than revenues for all of calendar year 2013, due to higher sales of the Smart Chip products and revenues from the newly acquired product lines.  Another important Q1 milestone was the launch of the SeqReadyTM version of the SmartChip TETM product, which drastically improves throughput and compresses the workflow in NGS sample preparation.  This new product contributed to sales into the clinical NGS market.  We are excited about our progress in the first quarter and we look forward to continuing the momentum as we further execute our growth strategy.”

2014 Guidance

Based on our recent results and the successful integration of the IntegenX’s product line used in library preparation for NGS, we are increasing the revenue guidance for full year 2014 to be in excess of $6M for 2014 from our prior guidance of in excess of $5 million.  Our net cash use is expected to be $750,000-$800,000 per month.

Investor Conference Call

As previously announced, management will host a conference call and live audio webcast to discuss its financial results for the quarter ended March 31, 2014, today at 5:00 pm ET, 2:00 PT.  Investors are invited to join the webcast and listen to the replay by clicking on the following link: http://public.viavid.com/index.php?id=109116.  In addition, interested parties may listen to the live broadcast by calling (877) 407-3982 for domestic participants and (201) 493-6780 for international participants.

About WaferGen

WaferGen Bio-systems, Inc. is an innovative life science company that offers innovative genomic solutions for clinical testing and research.  The SmartChip MyDesignTM Real-Time PCR System is a high-throughput genetic analysis platform for profiling and validating molecular biomarkers via microRNA and mRNA gene expression profiling, as well as single nucleotide polymorphism (SNP) genotyping.  The SmartChip TETM System is a novel product offering for target enrichment geared towards clinical Next-Gen sequencing (NGS).  The Company now also offers the Apollo 324TM product line used in library preparation for NGS.  These three complementary technologies offer a powerful set of tools enabling more accurate, faster and cheaper genetic analysis based on Next-Gen Sequencing and Real-Time PCR.

For additional information, please see http://www.wafergen.com

Forward Looking Statements

Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms.  Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses, expected cash usage and our expectations concerning our competitive position and business strategy.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q.  We urge you to consider those risks and uncertainties in evaluating our forward-looking statements.  We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Investor Contacts:

ICR, Inc.
Bob Yedid
bob.yedid@icrinc.com
646-277-1250

Proactive Capital
Jeff Ramson
jramson@proactivecrg.com
646-863-6893

WaferGen Bio-systems, Inc.
Stephen Baker
stephen.baker@wafergen.com
510-780-2399

WAFERGEN BIO-SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2014	2013

Revenue:
Product	$1,280,513	$95,154
License and royalty	125,000	83,333

Total revenue	1,405,513	178,487

Cost of product revenue	606,573	65,588

Gross profit (loss)	798,940	112,899

Operating expenses:
Sales and marketing	1,272,789	342,631
Research and development	1,366,997	1,402,080
General and administrative	811,535	660,648

Total operating expenses	3,451,321	2,405,359

Operating loss	(2,652,381)	(2,292,460)

Other income and (expenses):
Interest income	8	1,195
Interest expense	(103,327)	(880,538)
Gain (loss) on revaluation of derivative liabilities, net	215,956	(593,717)
Miscellaneous expense	(2,771)	(12,278)

Total other income and (expenses)	109,866	(1,485,338)

Net loss before provision for income taxes	(2,542,515)	(3,777,798)

Provision for income taxes	3,100	3,712

Net loss	(2,545,615)	(3,781,510)

Series A-1 preferred dividend	—	(206,684)

Net loss attributable to common stockholders	$(2,545,615)	$(3, 988,194)

Net loss per share - basic and diluted	$(0.28)	$(9.51)

Shares used to compute net loss per share - basic and diluted	9,113,577	419,365

WAFERGEN BIO-SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	March 31, 2014	December 31, 2013
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$6,418,685	$10,708,646
Accounts receivable	1,034,578	367,266
Inventories, net	930,549	292,650
Prepaid expenses and other current assets	253,325	350,540

Total current assets	8,637,137	11,719,102

Property and equipment, net	351,591	269,618
Goodwill	990,000	—
Intangible assets, net	1,735,500	—
Other assets	42,209	42,209

Total assets	$11,756,437	$12,030,929

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,369,288	$980,887
Accrued payroll and related costs	529,622	289,053
Other current liabilities	1,338,243	1,143,335

Total current liabilities	3,237,153	2,413,275

Long-term debt, net of discount	2,887,269	1,683,942
Derivative liabilities	2,822,372	9,147,507
Other liabilities	388,000	—

Total liabilities	9,334,794	13,244,724

Stockholders’ equity (deficit):
Preferred Stock: $0.001 par value; 10,000,000 shares authorized; 2,944.7080 shares of Series 1 Convertible Preferred Stock issued and outstanding at March 31, 2014 and December 31, 2013	13,595,662	13,595,662
Common Stock: $0.001 par value; 300,000,000 shares authorized; 9,120,884 and 9,112,559 shares issued and outstanding at March 31, 2014 and December 31, 2013	72,209,765	66,028,712
Accumulated deficit	(83,383,784)	(80,838,169)

Total stockholders’ equity (deficit)	2,421,643	(1,213,795)

Total liabilities and stockholders’ equity (deficit)	$11,756,437	$12,030,929